                                                                      EXHIBIT 11

                  LOMAS FINANCIAL CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     (in thousands, except per share data)

                                                                                    Year Ended June 30
                                                                     ------------------------------------------------
                                                                         1995             1994              1993
                                                                     -------------   --------------     -------------
PRIMARY EARNINGS (LOSS) PER SHARE:
    Average common shares outstanding   . . . . . . . . . . . . .           20,131           20,099            20,087
    Common stock equivalents under Non-employee
          Directors Long Term Incentive Plan  . . . . . . . . . .               23               33                30
                                                                     -------------   --------------     -------------

    TOTAL SHARES  . . . . . . . . . . . . . . . . . . . . . . . .           20,154           20,132            20,117
                                                                     =============   ==============     =============

Income (loss) from continuing operations  . . . . . . . . . . . .    $    (104,632)  $     (108,502)    $      29,557
Loss from discontinued operations . . . . . . . . . . . . . . . .          (49,059)         (74,164)          (17,263)
                                                                     -------------   --------------     -------------
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . .    $    (153,691)  $     (182,666)    $      12,294)
                                                                     =============   ==============     =============

Primary earnings (loss) per share:
    Income (loss) from continuing operations    . . . . . . . . .    $       (5.19)  $        (5.39)    $        1.47
    Loss from discontinued operations   . . . . . . . . . . . . .            (2.44)           (3.68)             (.86)
                                                                     -------------   --------------     -------------
    Net earnings (loss)   . . . . . . . . . . . . . . . . . . . .    $       (7.63)  $        (9.07)    $         .61
                                                                     =============   ==============     =============

ADDITIONAL COMPUTATION OF EARNINGS (LOSS) PER SHARE:

FULLY DILUTED EARNINGS (LOSS) PER SHARE:
    Average common shares outstanding   . . . . . . . . . . . . .           20,131           20,099            20,087
    Common stock equivalents under Non-employee
          Directors Long Term Incentive Plan  . . . . . . . . . .               23               33                30
                                                                     -------------   --------------     -------------

              TOTAL SHARES  . . . . . . . . . . . . . . . . . . .           20,154           20,132            20,117
                                                                     =============   ==============     =============

Income (loss) from continuing operations  . . . . . . . . . . . .    $    (104,632)  $     (108,502)    $      29,557
Loss from discontinued operations . . . . . . . . . . . . . . . .          (49,059)         (74,164)          (17,263)
                                                                     -------------   --------------     -------------
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . .    $    (153,691)  $     (182,666)    $      12,294
                                                                     =============   ==============     =============

Fully diluted earnings (loss) per share:
    Income (loss) from continuing operations    . . . . . . . . .    $       (5.19)  $        (5.38)    $        1.47
    Loss from discontinued operations   . . . . . . . . . . . . .            (2.44)           (3.68)             (.86)
                                                                     -------------   --------------     -------------
    Net earnings (loss)   . . . . . . . . . . . . . . . . . . . .    $       (7.63)  $        (9.07)    $         .61
                                                                     =============   ==============     =============